UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2008
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)                                           (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 31 2008, Waste Services, Inc. (‘the Company”), in conjunction with the transfer of corporate administrative functions to its Canadian headquarters, terminated the employment of Brian A. Goebel, its Senior Vice President, Controller and Chief Accounting Officer.
The Company appointed Edwin Johnson as its Chief Accounting Officer, effective December 31 2008. Mr. Johnson currently is our Executive Vice President and Chief Financial Officer and has added this new role to his existing duties.
The Company also appointed Wayne R. Bishop, 50, as it Senior Vice President and Controller, effective January 5, 2009. Prior to joining us, Mr. Bishop served as Vice President, Finance of Cara Operations Limited, a full service restaurant owner and operator, from October 2007 to July 2008 and as its Vice President, Controller from October 2004 to October 2007. Prior to joining Cara Operations Limited, Mr. Bishop was Vice President, Controller at Laidlaw International Inc. and its predecessor, Laidlaw Inc from April 1997 to January 2004 and as its Controller from 1987 to April 1997.
The Company and Mr. Bishop entered into an employment agreement (“the Agreement”), effective January 5, 2009, pursuant to which Mr. Bishop is employed as our Senior Vice President and Controller. The agreement continues until terminated and provides for a base salary of C$225,000, subject to annual review and eligibility for a performance based cash bonus with a target of 50% of his base salary. By the terms of the agreement, if we terminate Mr. Bishop’s employment other than for “cause”, death or disability or if he terminates his employment with us for “good reason” (as such terms are defined in the employment agreement), he is entitled to continuance of his base salary for a period of one year and to receive one times his average bonus in the prior two fiscal years (“Bonus Average”) in equal installments over 12 months. If a change of control has occurred within two years preceding or one year after the effective date of termination of his employment by us without “cause” or by Mr. Bishop for “good reason”, then Mr. Bishop is entitled to be paid a lump sum of one times the sum of his base salary and Bonus Average. On termination by reason of death or disability, Mr. Bishop’s entitlement is to be paid his base salary for a period for one year and his Bonus Average in equal installments over 12 months. Mr. Bishop’s employment agreement also provides for benefits and perquisites, some of which will continue after his termination, and prohibits Mr. Bishop from competing against us during the term of his employment and for a specified period of time following his termination.
Mr. Bishop does not have any family relationship with any other Executive Officer of the Company, with any Director of the Company, or with any person selected to become an officer or a director of the Company. Neither Mr. Bishop nor any member of his immediate family is party to any transaction or proposed transaction with the Company.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Employment agreement dated as of December 22, 2008 between Waste Services, Inc. and Wayne R. Bishop.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WASTE SERVICES, INC.
By: /s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel
Date: January 7, 2009